Exhibit 1.1

November 24, 2009

Sandler O’Neill & Partners, L.P.,
as Representative of the several Underwriters
919 Third Avenue
6th Floor
New York, New York 10022
Ladies and Gentlemen:

Citizens & Northern Corporation, a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or an “Underwriter”) and each of the other underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Sandler O’Neill is acting as representative (in such capacity, the “Representative”) with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,500,000 shares of common stock, $1.00 par value per share, of the Company (the “Stock”), as set forth in  Schedule I  hereto (the “Firm Shares”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 375,000 additional shares of common stock (the “Optional Shares”) to cover over-allotments, if any (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company and the Underwriters agree that up to approximately 1.9% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”) shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees and persons having business relationships with the Company (the “Invitees”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations.  Boenning & Scattergood, Inc. has been selected to process the sales of the Reserved Shares to the Invitees.  To the extent that Reserved Shares are not orally confirmed for purchase by the Invitees by the end of business on the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.  The Company has supplied Boenning & Scattergood, Inc. with the names, mail and email addresses and telephone numbers of the individuals or other entities that the Company has designated to be the Invitees.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-162279) covering the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended (the “Act”), for offer and sale from time to time in accordance with Rule 415 of the rules and regulations of the Commission promulgated under the Act (the “Act Regulations”).  Such registration statement has been declared effective by the Commission. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Act), is hereinafter referred to as the “Registration Statement.”  The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.  The term “Base Prospectus” shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date.  “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus, together with the Base Prospectus; the term “Prospectus” means the final prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus.  Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

Sandler O’Neill & Partners, L.P.
November 24, 2009

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Date or the date of such Preliminary Prospectus or the Prospectus, as the case may be.  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus, the Prospectus or the General Disclosure Package (as defined below) (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or the General Disclosure Package, as the case may be, and all references to matters “disclosed in the Registration Statement, the General Disclosure Package and the Prospectus” shall be deemed to mean and include information disclosed in the Exchange Act Reports (as defined below).

1. (a) The Company represents and warrants to, and agrees with, the Underwriters that:

(i) The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the Act set forth in General Instruction I.A to such form and the transactions contemplated by this Agreement satisfy the transaction eligibility requirements for the use of such form set forth in General Instruction I.B.1 to such form; the Company has filed with the Commission the Registration Statement on such form, including a Base Prospectus, for registration under the Act of the offering and sale of the Shares and other securities of the Company, and the Company may have filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriters.  Such Registration Statement, as so amended, has been declared effective by the Commission, and the Shares have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3.  Although the Base Prospectus may not include all the information with respect to the Shares and the offering thereof required by the Act and the rules and regulations of the Commission thereunder to be included in the Prospectus, the Base Prospectus includes all such information required by the Act and the rules and regulations of the Commission thereunder to be included therein as of the Effective Date.  The Company has complied, to the Commission’s satisfaction, with any and all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or has been initiated or, to the knowledge of the Company, threatened by the Commission.  After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5), a final supplement to the Base Prospectus included in such Registration Statement relating to the Shares and the offering thereof, with such information as is required or permitted by the Act and as has been provided to and approved by the Underwriters prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriters, prior to the date hereof, will be included or made therein;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;  provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein (provided  that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any Preliminary Prospectus (or any amendment or supplement thereto) are the share allocation, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”);

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:30 p.m. (Eastern Time) on November 24, 2009 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means (i) the Preliminary Prospectus, if any, used most recently prior to the Time of Delivery, (ii) the Issuer-Represented Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) and identified on Schedule II hereto.

Sandler O’Neill & Partners, L.P.
November 24, 2009

Each Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package as of the Applicable Time, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that, in each case, has not been superseded or modified;

(iii) The Preliminary Prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares; the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the Effective Date, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein;

(iv) The documents that are incorporated or deemed to be incorporated by reference in the Registration Statement or any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference (the “Exchange Act Reports”), when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder and did not require disclosure of any related party transaction as required under Item 404(a) of Regulation S-K and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus is first used, (c) at the Applicable Time and (d) at any Time of Delivery (as defined below), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(v) The financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Preliminary Prospectus and the Prospectus (the “Financial Statements”) present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations, shareholder’s equity and cash flows for the periods specified; such Financial Statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Preliminary Prospectus and the Prospectus; the financial data set forth in the Prospectus under the caption “Summary Selected Consolidated Financial Data” fairly presents the information therein on a basis consistent with that of the audited or unaudited financial statements, as the case may be, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; no other financial statements or schedules are required under the Act, the Act Regulations, the Exchange Act or the rules and regulations of the Commission promulgated under the Exchange Act (the “Exchange Act Regulations”) to be included, incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus; to the extent applicable, all disclosures contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus or contained in any Issuer-Represented Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, the rules and regulations promulgated by the Commission thereunder and Item 10 of Regulation S-K under the Act;

(vi) ParenteBeard LLC, the independent registered public accounting firm that certified the financial statements of the Company and its subsidiaries, that are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission;

(vii) The Company is in compliance, in all material respects, with all applicable rules and regulations of the Nasdaq Capital Market and is in compliance with Rule 5605 of the Nasdaq Marketplace Rules;

(viii) The statistical and market related data contained or incorporated by reference in the Prospectus and Registration Statement  or contained in any Issuer-Represented Free-Writing Prospectus are based on or derived from sources which the Company believes are reliable and accurate;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(ix) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions hereof may be limited under applicable securities laws or regulations or public policy;

(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development known to the Company that would reasonably be expected to cause a material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, shareholders’ equity or results of operations of the Company and its subsidiaries (considered as one enterprise), whether or not arising in the ordinary course of business, or that would prevent, or be reasonably likely to prevent, the Company from consummating the transaction contemplated by this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for quarterly dividends on the Stock, in amounts per share that are consistent with past practice, and the Series A preferred stock issued to the U. S. Department of the Treasury, as required by the terms of the Series A preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(xi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects, other than such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has any written, or to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or adversely affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xii) The Company and Canisteo Valley Corporation (“CVC”) are each a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), with respect to Citizens & Northern Bank (“C&N Bank”) and First State Bank (“FS Bank” and, collectively with C&N Bank, the “Banks”), respectively, and each of the Company and CVC has been duly incorporated and validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect;

(xiii) Each subsidiary of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited liability company, trust company, statutory business trust or bank in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite power and authority to own, lease and operate its properties and to conduct its business as disclosed in the Registration Statement and the Prospectus; each subsidiary of the Company is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary that is a corporation or a bank has been duly authorized and validly issued, is fully paid and nonassessable, and all of the issued and outstanding capital stock or other equity interests of each subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; the Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the subsidiaries disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; none of the outstanding shares of capital stock or other equity interests of any subsidiary was issued in violation of the preemptive or similar rights of any security holder or equity holder of such subsidiary; the activities of the subsidiaries of C&N Bank are permitted to subsidiaries of a Pennsylvania chartered bank; and the deposit accounts of the Banks are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xiv) The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws; none of the issued and outstanding shares of Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; the description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth or incorporated by reference in the Prospectus, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights;

(xv) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable shares and will conform to the description of the Stock contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person;

(xvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a Registration Statement under the Act or otherwise register any securities of the Company owned or to be owned by such person except related to the Series A preferred stock and the warrant issued to the U.S. Treasury;

(xvii) The execution, delivery and performance of this Agreement, the issue and sale of the Shares by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Shares as described therein) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event  under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement, contract or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any U.S. federal, state or local or international court, government or governmental or regulatory body or agency (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their property, assets or operations except, with respect to clauses (i) and (iii), for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xviii) No filing with, or consent, approval, authorization, order, license, registration, qualification or decree of or with any Governmental Entity is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except as may be required (i) under the rules and regulations of the NASDAQ Capital Market (the “Nasdaq Capital Market”) and FINRA or (ii) under the securities or Blue Sky laws of the various states and other jurisdictions in connection with the purchase and distribution of the Shares by the Underwriters;

(xix) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, certificate of incorporation, articles of association, articles of organization, or charter (as applicable) or bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect;

(xx) The statements set forth in the Prospectus under the captions “Description of Common Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of our Preferred Stock and Outstanding TARP Securities,” insofar as they purport to constitute a summary of the terms of the capital stock or other securities of the Company, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

(xxi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Federal Reserve Board, the FDIC, the Pennsylvania Department of Banking, the New York State Banking Department and the Arizona Department of Insurance and any other government regulatory entities that have supervisory authority over the Company or its subsidiaries as well as the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written, or to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order or is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar undertaking which would, individually or in the aggregate, result in a Material Adverse Effect;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xxii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or other Governmental Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxiii) Each of the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), issued by the appropriate Governmental Entities and has made all filings, applications and registrations with, all Governmental Entities necessary to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries except where the failure would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has failed to file with applicable Governmental Entities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be in such compliance would not, singly or in the aggregate, result in a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any Governmental Entity with respect to any such filings or submissions;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xxiv) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any U.S. federal, state or local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(xxv) The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all material patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), licenses or other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of their business as currently conducted, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xxvi) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required to be described in the Registration Statement and the Prospectus by the Act or by the rules and regulations of the Commission thereunder which has not been so described;

(xxvii) The Company is not and, after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxix) Neither the Company nor any of its subsidiaries, nor, any affiliates of the Company or its subsidiaries, has taken or will take, directly or indirectly, any action that has constituted or is designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxx) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (considered as one enterprise) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xxxii) The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective to perform the functions for which they were established.  Based on the evaluation of the disclosure controls and procedures of the Company and its subsidiaries, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the most recent evaluation of the disclosure controls and procedures of the Company and its subsidiaries, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls;

(xxxiii) Neither the Company nor any of its subsidiaries is subject or is party to, or has received any written or, the Company’s knowledge, oral notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, memorandum of understanding, consent agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its subsidiaries that currently relates to or restricts in any material respect their business or their management; there is no unresolved violation or exception by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect;

(xxxiv) Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”).  No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability.  None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”).  Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xxxv) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

(xxxvi) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriter, for a brokerage commission, finder’s fee or other like payment as a result of the transaction contemplated by this Agreement;

(xxxvii) The Company and each of its subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, all such tax returns are true, complete and correct and have paid all taxes required to be paid by any of them (other than those which are being contested in good faith, for which appropriate reserves have been established or which if not paid, would not, individually or in the aggregate, have a Material Adverse Effect); the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(v) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined;

(xxxviii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, may reasonably be expected to result in a Material Adverse Effect; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would, singly or in the aggregate, result in a Material Adverse Effect;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xxxix) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency;

(xl) Each subsidiary of the Company which is engaged in the business of acting as an insurance agency (an “Insurance Subsidiary” ) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not have a Material Adverse Effect; each Insurance Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect; no Insurance Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it would be reasonably expected that the Insurance Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such subsidiary to cease or otherwise materially limit the conduct of its business; and each Insurance Subsidiary is in compliance with the requirements of insurance laws and regulations of each jurisdiction that are applicable to such subsidiary, except where the failure to be in compliance with such requirements would not, individually or in the aggregate, have a Material Adverse Effect, and has filed all notices, reports, documents or other information required to be filed thereunder, except where such failure to file would not have, individually or in the aggregate, a Material Adverse Effect;

(xli) None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (as such term is defined in rule 501(b) under the Act, “Affiliates”) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The Company will not directly or indirectly use the proceeds of any sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xlii) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares;

(xliii) The Company, its subsidiaries and is other Affiliates have not distributed and, prior to the later to occur of (a) the Time of Delivery, or hereinafter defined, and (b) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Act and the rules and regulations promulgated by the Commission thereunder) in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act or by the rules and regulations  promulgated by the Commission thereunder and approved by the Underwriters;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(xliv) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlv) Each of the Company’s executive officers and directors, in each case as listed on Schedule III hereto, has executed and delivered a lock-up agreement substantially in the form of  Exhibit A;

(xlvi) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1);

(xlvii) Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not have a Material Adverse Effect.  Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP;

(xlviii) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder;

(xlix) The Company solely determined, without any direct or indirect participation by the Underwriters, the Invitees who may purchase the Reserved Shares (including the amounts to be purchased by such persons);

Sandler O’Neill & Partners, L.P.
November 24, 2009

(l) The Company has not offered, or caused the Underwriters to offer, any Reserved Shares to any person with the intent to unlawfully influence a customer or supplier to alter the customer’s or supplier’s level or type of business with the Company and its subsidiaries or a trade journalist or publication to write or publish favorable information about the Company and its subsidiaries or their products; and

(li) The Company acknowledges that each Underwriter is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Underwriter or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Underwriter’s purchase of the Shares. The Company further represents to each Underwriter that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(b) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

2. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, to purchase from the Company, at a purchase price per share of $7.56, the Firm Shares as set forth in Schedule I hereto and (b) in the event and to the extent that any of the Underwriters shall exercise its election to purchase Optional Shares as provided below, the Company agrees to issue and sell to such Underwriter, and such Underwriter agrees to purchase from such Company, at the purchase price per share set forth in clause (a) of this Section 2, the Optional Shares.

Subject to the terms and conditions set forth herein, the Company hereby grants to the Underwriters the right to purchase at their election up to 375,000 Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased, the number of Optional Shares to be purchased by each Underwriter and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriters and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Company of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

Sandler O’Neill & Partners, L.P.
November 24, 2009

4. (a) The Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least 48 hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Underwriters at least 48 hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., Eastern time, on December 1, 2009 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York time, on the date specified by the Underwriters in the written notice given by the Representative of the election to purchase such Optional Shares, or such other time and date as the Underwriters and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Blank Rome LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, PA 19103 (the “Closing Location”), at such Time of Delivery.  A meeting will be held at the Closing Location at 10:00 a.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters:

(a) The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall de declared or otherwise become effective, or any amendment or supplement to the Prospectus shall have been transmitted to the Commission for filing, (ii) of the transmittal to the Commission for filing of any document to be filed or furnished pursuant to the Exchange Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, any Preliminary Prospectus, or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus or for additional information relating thereto, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order by any Governmental Entity preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the initiation or threatening of any proceeding for any of such purpose, (vi) of any examination pursuant to Section 8(d) or Section 8(e) of the Act concerning the Registration Statement, (vii) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, and (viii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceedings for such purpose.    The Company will use its best efforts to prevent the issuance of any stop, prevention or suspension order or notification and, if issued, to obtain the lifting thereof at the earliest possible moment;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(b) The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus;

(c) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the General Disclosure Package or the Prospectus or any new registration statement relating to the Shares, whether pursuant to the Act, the Exchange Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object;

(d) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities in any such jurisdiction, to file a general consent to service of process in any jurisdiction, or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(e) The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(f) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may from time to time reasonably request;

(g) The Company will comply with the Act, the Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement.  If, at any time when a prospectus relating to the Shares is required to be delivered (or but for the exception afforded by Rule 172 of the Act Regulations (“Rule 172”) would be required to be delivered) under the Act, any event or development occurs as a result of which the Registration Statement, the General Disclosure Package or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Preliminary Prospectus or the Prospectus to comply with the Act or the Act Regulations or to file a new registration statement relating to the Shares, the Company promptly will (1) notify the Representative of any such event or development, (2) prepare and file with the Commission, subject to Section 5(c) hereof, such amendment, supplement or new registration statement which will correct such untrue statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented General Disclosure Package or Prospectus to the Underwriters in such quantities as they may reasonably request.  If at any time following the issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares), any Preliminary Prospectus or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 7 hereof;

(h) To make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the Act in respect of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without your prior written consent; provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(e) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Stock issued or options to purchase Stock granted pursuant to existing director and employee benefit plans of the Company, including the filing of a registration statement on Form S-8 for the purpose of registering such shares of Stock or options,  (D) any shares of Stock issued by the Company in connection with an acquisition by or merger of the Company, and (E) any shares of Stock issued by the Company under the Company’s Employee Stock Ownership Plan or its Dividend Reinvestment and Stock Purchase Plan;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(j) The Company agrees to restrict the transfer of Shares by persons listed on Schedule III hereto within the 90-day restricted period following the date of this Agreement;

(k) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of this Agreement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(l) During a period of five years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(m) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(n) To use its best efforts to list for quotation the Shares on the NASDAQ Capital Market;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(o) During the period beginning on the date hereof and ending on the fifth anniversary of the First Time of Delivery or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Agreement that is made prior to the fifth anniversary of the First Time of Delivery, the Company shall not, without the prior written consent of the Underwriters, take or permit to be taken any action that could result in the Company’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, except any and all restrictions under applicable federal and state securities laws or under any statute, order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries;

(p) Until completion of the distribution of the Shares, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder;

(q) That unless it obtains the prior consent of the Underwriters, and the Underwriters represent and agree that, unless it obtains the prior consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute an Issuer-Represented Free Writing Prospectus and have complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including where and when required timely filing with the Commission, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show or, alternatively that it will file such as is required; and

(r) The Company hereby agrees that it will ensure that the Reserved Shares will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement.  The Underwriters will notify the Company as to which persons will need to be so restricted.  At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Shares for such period of time.  If the Company releases, or seeks to release, any of the Reserved Shares from such restrictions, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with the release.

Sandler O’Neill & Partners, L.P.
November 24, 2009

6. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement as originally filed and each amendment and supplement thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the Nasdaq Capital Market; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the FINRA of the terms of the sale of the Shares; (vii) the cost of preparing, issuing and delivering stock certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (x) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 10 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 7 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriters, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, including, without limitation, legal fees and expenses and marketing, syndication and travel expenses up to $125,000; provided, however, that such expenses will be credited against any underwriting discount (as described in the Prospectus) payable to the Representative upon consummation of the sale of the Shares.

Sandler O’Neill & Partners, L.P.
November 24, 2009

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective by the Commission  and no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) each of the Preliminary Prospectus, and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any Preliminary Prospectus, or the Prospectus shall have been issued by the Commission or any other Governmental Entity, (iii) any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and (iv)  there shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the General Disclosure Package or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading;

(b) Blank Rome LLP shall have furnished to the Underwriters such written opinion or opinions, dated such Time of Delivery, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Rhoads & Sinon LLP, shall have furnished to the Underwriters a written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in  Exhibit B hereto;

(d) At the time or execution of this Agreement, ParenteBeard LLC shall have furnished to the Underwriters a letter or letters, dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus;

(e) At each Time of Delivery, ParenteBeard LLC shall have delivered a letter to the Underwriters, dated as of the date of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the date of the Time of Delivery;

(f) No event or condition of a type described in Section 1(a)(ix) shall have occurred or shall exist, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(g) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements in the public offering contemplated hereby;

(h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Stock Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the Nasdaq Capital Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market, and the Company has not received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing;

(j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each officer and director, as listed on Schedule III hereto of the Company, substantially in the form of Exhibit A;

(k) The Company shall have complied with furnishing to the Underwriters the General Disclosure Packages prior to the Applicable Time and the Prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of the chief executive officer and chief financial or accounting officer of the Company to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, (iv) no stop order suspending the effectiveness of the Registration Statement or order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or, to his or her knowledge, is threatened or contemplated by the Commission or any other Governmental Entity, and (v) as to such other matters as the Underwriters may reasonably request;

Sandler O’Neill & Partners, L.P.
November 24, 2009

(m) On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 7(a) or (i) or Section 10 hereof; and

(n) At the Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may have reasonably requested for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Time of Delivery.  If the sale of the Shares provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied, because of any termination pursuant to Section 10(a) hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters upon demand for all documented out-of-pocket expenses as set forth in Section 6 hereof.  In addition, Sections 1, 8 and 9 hereof shall survive any such termination and remain in full force and effect.

8. (a) The Company will indemnify and hold harmless each Underwriter, each person, if any who controls any Underwriter, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any reasonable legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however , that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein ( provided  that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus (or any amendment or supplement thereto) are the share allocation, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”).

Sandler O’Neill & Partners, L.P.
November 24, 2009

(b) The Underwriters will indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus (or any amendment or supplement thereto) are the share allocation, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been materially prejudiced thereby.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party) provided, however,  if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Sandler O’Neill & Partners, L.P.
November 24, 2009

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by  pro rata  allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each officer and employee of any Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

Sandler O’Neill & Partners, L.P.
November 24, 2009

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or who is an affiliate or partner of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, and to each other person, if any, who controls the Company within the meaning of the Act or who is an affiliate of the Company.

(f) In connection with the offer and sale of the Reserved Shares, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates, and selling agents and each person, if any who controls any Underwriter with the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating, or settling any such action or claim), as incurred, (i) caused by the failure of any Invitee to pay for and accept delivery of Reserved Shares which have been orally confirmed by the end of business on the first business day following the date of this Agreement or (ii) related to, or arising out of or in connection with, the offering of the Reserved Shares.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10. (a) The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Time of Delivery if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheet included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, or (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Underwriters make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 1, 8 and 9 hereof shall survive such termination and remain in full force and effect.

11. If one or more of the Underwriters shall fail at a Time of Delivery to purchase the Shares which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or one or more other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

Sandler O’Neill & Partners, L.P.
November 24, 2009

(a) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Time of Delivery which occurs after the First Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Shares to be purchased and sold on such Time of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Time of Delivery which is after the First Time of Delivery, which does not result in a termination of the obligation of the Underwriter to purchase and the Company to sell the relevant Optional Shares, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone the relevant Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representative at Sandler O’Neill & Partners, L.P.,  919 Third Avenue, 6th  Floor, New York, NY 10022, Attention: General Counsel, with a copy to Blank Rome LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, PA 19103, Attention: Jane K. Storero, Facsimile No. (215) 832-5488; and if to the Company shall be delivered or sent by mail or facsimile to Citizens & Northern Corporation, 90-92 Main Street, Wellsboro, Pennsylvania 16901, Facsimile No. (570) 723-8097, Attention: Craig G. Litchfield, President and Chief Executive Officer, with a copy to Rhoads & Sinon LLP, One South Market Square, 12th Floor, Harrisburg, Pennsylvania  17101, Attention: Paul F. Wessell, Facsimile No. (717) 231-6669. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

Sandler O’Neill & Partners, L.P.
November 24, 2009

14. Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related underwriting discounts, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Sandler O’Neill & Partners, L.P.
November 24, 2009

17. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section and provision headings herein are for convenience only and shall not affect the construction hereof.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signatures on Next Page]

Sandler O’Neill & Partners, L.P.
November 24, 2009

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

CITIZENS & NORTHERN CORPORATION

By:	/s/ Craig G. Litchfield
	Name:	Craig G. Litchfield
	Title:	Chairman, President and CEO

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:	/s/ Christopher DeCresce
	Name:	Christopher DeCresce
	Title:	Authorized Signatory

Schedule I

Name of Underwriters	Number of Firm Shares

Sandler O’Neill & Partners, L.P.	2,000,000
Boenning & Scattergood, Inc.	500,000

Schedule I

Schedule II

Issuer-Represented General Free Writing Prospectus

Dated November 12, 2009

Schedule II

Schedule III

List of Executive Officers and Directors

Craig G. Litchfield

Dawn A. Besse

Harold F. Hoose, III

Mark A. Hughes

George M. Raup

Thomas L. Rudy, Jr.

Deborah E. Scott

Charles H. Updegraff, Jr.

Dennis F. Beardslee

Jan E. Fisher

R. Bruce Haner

Susan E. Hartley

Leo F. Lambert

Edward L. Learn

Raymond R. Mattie

Edward H. Owlett, III

Leonard Simpson

James E. Towner

Ann M. Tyler

Schedule III

EXHIBIT A

November 24, 2009

Sandler O’Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, NY 10022

Re:	Proposed Public Offering by Citizens & Northern Corporation.

The undersigned, an executive officer, director and/or shareholder of Citizens & Northern Corporation, a Pennsylvania corporation, or one of its significant subsidiaries (the “ Company ”), understands that Sandler O’Neill & Partners, L.P. (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “ Underwriting Agreement ”) with the Company providing for the public offering of shares (the “ Shares ”) of the Company’s common stock, $1.00 par value per share (the “ Stock ”).  In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer, director and/or shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise.  If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs.  The Company shall promptly notify the Underwriter of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to the Underwriter, (iv) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (v) pursuant to Rule 10b5-1 plans of the undersigned in effect as of the date of the Underwriting Agreement, or (vi) with the prior written consent of the Underwriter.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Company Stock, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.  Notwithstanding anything herein to the contrary, this Lock-up Agreement shall automatically terminate and be of no further effect as of 5:00 p.m. Eastern Time on ________ __, 2009 if a closing for the offering of the Shares has not yet occurred as of that time.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:
Print Name